Exhibit 23(i) – Consent of Deloitte

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-257394 on Form S-1 of our report dated March 27, 2023 relating to the statutory-basis financial statements of Forethought Life Insurance Company.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023